UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 9, 2005

SPARTAN STORES, INC.
(Exact Name of Registrant as
Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-31127 (Commission File Number)	38-0593940 (IRS Employer Identification no.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan (Address of Principal Executive Offices)	49518-8700 (Zip Code)

Registrant's telephone number,
including area code:  (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.	Entry into a Material Definitive Agreement.

          On December 9, 2005, Spartan Stores, Inc. (the "Company") entered into an amendment to its existing financing agreement with Wachovia Capital Finance Corporation (Central), Key Bank National Association, Bank of America Leasing & Capital, LLC, National City Business Credit, General Electric Capital Corporation, and Fifth Third Bank.

          The amendment increases the Senior Secured Credit Facility to $225 million and extends the term to seven years from its original $215 million limit and five-year term. Current availability under the amended agreement increases by approximately $10 million. In addition, a $15 million Term B loan is included as part of the total $225 million credit facility, which may be drawn upon at Spartan's option.

          The amended agreement provides the Company with increased flexibility for engaging in acquisitions and paying cash dividends. In addition, the amended agreement increases availability of credit on fixed assets, and increases the advance rates on certain categories of assets, resulting in additional availability.

          Interest rates under the amended agreement may be up to 50 basis points lower for LIBOR borrowings depending on levels of excess availability under the agreement.

          This filing contains forward-looking statements. Forward-looking statements are identifiable by words or phrases indicating that Spartan Stores or its management "expects," or that a particular occurrence "may" be the result or occur or will "continue" or be "sustainable;" or similarly stated expectations. These forward-looking statements are subject to a number of factors that could cause actual results to differ materially. Our future interest expense and fee amortization may differ from current expectations depending upon, among other factors, the amount of borrowings, changes in our borrowing arrangements and agreements, and changes in the interest rate environment. The availability of our credit facility depends on compliance with the terms of the credit facility. Our ability to continue to improve financial condition and sustain financial performance is subject to certain uncertainties and other factors. Additional information about the factors that may adversely affect these forward-looking statements is contained in Spartan Stores' reports and filings with the Securities and Exchange Commission. Spartan Stores undertakes no obligation to update or revise any forward-looking statements to reflect developments or information obtained after the date of this filing.

Item 7.01.	Regulation FD Disclosure.

          On December 12, 2005, the Company issued the Press Release which is attached to this Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

	(c)	Exhibits:

10

Amendment No. 3 to Loan and Security Agreement dated December 9, 2005 between Spartan Stores, Inc. and its subsidiaries and Wachovia Capital Finance Corporation (Central), Key Bank National Association, Bank of America Leasing & Capital, LLC, National City Business Credit, General Electric Capital Corporation, and Fifth Third Bank.

99.1	Press Release, dated December 12, 2005

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 12, 2005	SPARTAN STORES, INC.

	By	/s/ David M. Staples
David M. Staples Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

10

Amendment No. 3 to Loan and Security Agreement dated December 9, 2005 between Spartan Stores, Inc. and its subsidiaries and Wachovia Capital Finance Corporation (Central), Key Bank National Association, Bank of America Leasing & Capital, LLC, National City Business Credit, General Electric Capital Corporation, and Fifth Third Bank.

99.1	Press Release dated December 12, 2005.